Exhibit 99.1

Nephros Announces Results for Quarter Ended June 30, 2021

Second Quarter Net Revenue of $2.3 Million; 44% Year-Over-Year Increase; Strategic Acquisition of GenArraytion, Inc.; HDF Product Submitted to FDA for 510(k) Clearance

SOUTH ORANGE, NJ, August 5, 2021 – Nephros, Inc. (Nasdaq: NEPH), a leading biotechnology company providing innovative filtration and pathogen detection solutions to healthcare and commercial markets, today announced results for the three months ended June 30, 2021.

Financial Highlights

Water Filtration Business Segment Highlights*

●	Net revenue increased 40% to $2.2 million
●	Net loss of $0.9 million, no change from 2020
●	Adjusted EBITDA improved by 23% to ($0.5 million)

Consolidated Highlights*

●	Net revenue increased by 44% to $2.3 million
●	Net loss improved by 35% to $1.1 million
●	Adjusted EBITDA improved by 46% to ($0.8 million)

*Stated performance is relative to same period prior year (second quarter of 2020)

“We are pleased that net revenue growth in the second quarter was strong, with a 44% year-over-year increase on a consolidated basis. This growth included solid performance from our water filtration business, as well as early success within our Pathogen Detection Systems (PDS) segment,” said Andy Astor, Chief Executive Officer of Nephros. “Our acquisition of GenArraytion, Inc. last month further bolstered our position in the PCR testing marketplace, expanding our abilities to detect and mitigate the spread of infectious disease, while empowering customers to conduct on-site water testing quickly and accurately.”

Mr. Astor continued, “Our potential for long-term growth is additionally supported by the recent submission of an FDA 510(k) clearance for our second-generation HDF Assist Module. We are now in discussion with the FDA and anticipate that the product may be cleared later this year for a limited commercial launch in the dialysis clinic market.”

Consolidated Financial Performance for the Quarter Ended June 30, 2021

Net revenue for the quarter ended June 30, 2021 was $2.3 million, compared with $1.6 million in the corresponding period in 2020, an increase of 44%.

Net loss for the quarter ended June 30, 2021 was $1.1 million, compared with a net loss of $1.7 million for the quarter ended June 30, 2020, a decrease of 35%.

Adjusted EBITDA for the quarter ended June 30, 2021 was ($0.8 million), compared with ($1.4 million) during the same period in 2020.

Cost of goods sold for the quarter ended June 30, 2021 was $1.0 million, compared with $0.7 million for the quarter ended June 30, 2020, an increase of 43%. Gross margins for the quarter ended June 30, 2021 were 56%, compared with 57% in the same period in 2020. Management expects future gross margins to continue in the range of 55% to 60%.

Research and development expenses for the quarter ended June 30, 2021 were $0.5 million, compared with $0.8 million during the quarter ended June 30, 2020.

Depreciation and amortization expenses for the quarter ended June 30, 2021 were approximately $51,000, compared with approximately $47,000 for the corresponding period 2020, an increase of 9%.

Selling, general and administrative expenses for the quarter ended June 30, 2021 were $1.9 million, compared with $1.6 million during the same period in 2020, an increase of 19%.

As of June 30, 2021, Nephros had cash and cash equivalents of $8.3 million.

Adjusted EBITDA Definition and Reconciliation to GAAP Financial Measures

Adjusted EBITDA is calculated by taking net (loss) income calculated in accordance with generally accepted accounting principles (“GAAP”) and excluding all interest-related expenses and income, tax-related expenses and income, non-recurring expenses and income, and non-cash items, including depreciation and amortization and non-cash compensation. The following table presents a reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP financial measure, for the second quarter of the 2021 and 2020 fiscal years for both Nephros (on a consolidated basis) and the Water Filtration Business Segment:

	3 Months Ended Jun 30,
Water Filtration Business Segment	2021	2020

Net loss	(884)	(911)

Adjustments:
Depreciation of property and equipment	7	6
Amortization of other assets	48	45
Interest expense	11	30
Interest income	(3)	(4)
Stock based compensation	269	166
Other noncash items	24	12
Adjusted EBITDA	(528)	(656)

	3 Months Ended Jun 30,
Consolidated Results	2021	2020

Net loss	(1,126)	(1,657)

Adjustments:
Depreciation of property and equipment	8	6
Amortization of other assets	48	45
Interest expense	11	30
Interest income	(3)	(4)
Noncash compensation	281	179
Other noncash items	24	12
Adjusted EBITDA	(757)	(1,389)

Nephros believes that Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to Nephros’s financial condition and results of operations. Management does not consider Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recognized in Nephros’s consolidated financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining Adjusted EBITDA. In order to compensate for these limitations, management presents Adjusted EBITDA in connection with net (loss) income, the most directly comparable GAAP financial measure. Nephros urges investors to review the reconciliation of Adjusted EBITDA to net (loss) income and not to rely on any single financial measure to evaluate the business.

Conference Call Today at 4:30 p.m. ET

Nephros will host a conference call today at 4:30 PM Eastern Time, during which management will discuss Nephros’s financial results and provide a general business overview.

Participants may dial into the call as follows:

Domestic access: 1-844-808-7106

International access: 1-412-317-5285

Upon joining, please ask to be joined into the Nephros conference call.

A replay of the call can be accessed until August 12, 2021 at 1-877-344-7529 or 1-412-317-0088 for international callers and entering replay access code: 10157406.

An audio archive of the call will be available shortly after the call on the Nephros investor relations page at https://investors.nephros.com/events/.

About Nephros

Nephros, Inc. is a leading biotechnology company focused on improving the human relationship with water. We provide innovative filtration and pathogen detection as part of an integrated approach to water safety that combines science, solutions, and support services. Nephros products serve the needs of customers within the healthcare and commercial markets, offering both proactive and emergency responses for water management.

For more information about Nephros, please visit www.nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding Nephros’s expected benefits from its recent acquisition of GenArraytion, expected future growth in demand and the timing of such growth, expected future revenue and gross margins, the timing of receiving 510(k) clearance for Nephros’s second-generation HDF Assist Module and the expected timing of commercially launching such product, if cleared, and other statements that are not historical facts, including statements that may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including the impact of the ongoing COVID-19 pandemic, uncertainty in clinical outcomes, potential delays in the regulatory approval process, changes in business, economic and competitive conditions, the availability of capital when needed, dependence on third-party manufacturers and researchers, regulatory reforms, uncertainties in litigation or investigative proceedings, and the availability of financing. These and other risks and uncertainties are detailed in Nephros’s reports filed with the U.S. Securities and Exchange Commission. Nephros does not undertake any responsibility to update the forward-looking statements in this release.

Investor Relations Contacts:

Kirin Smith, President

PCG Advisory, Inc.

(646) 823-8656

ksmith@pcgadvisory.com

Andy Astor, CEO

Nephros, Inc.

(201) 345-0824

andy@nephros.com

NEPHROS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$8,278	$8,249
Accounts receivable, net	1,382	1,364
Inventory, net	5,087	5,304
Prepaid expenses and other current assets	93	237
Total current assets	14,840	15,154
Property and equipment, net	303	295
Operating right-use-of assets	897	1,037
Intangible assets, net	485	506
Goodwill	759	759
License and supply agreement, net	603	670
Other assets	104	89
Total assets	$17,991	$18,509

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Secured revolving credit facility	-	$-
Secured note, current portion	238	229
PPP loan, current portion	-	-
Accounts payable	1,100	423
Accrued expenses	476	341
Current portion of contingent consideration	-	-
Current portion lease liabilities	356	332
Total current liabilities	2,170	1,325
Secured note payable, long term portion	232	364
PPP loan, net of current portion	-	482
Financing obligation, net of current portion	5	7
Contingent consideration, net of current portion	-	-
Lease liabilities	593	759
Total liabilities	3,000	2,937

Commitments and Contingencies

Stockholders’ equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized at June 30, 2021 and December 31, 2020; no shares issued and outstanding and June 30, 2021 and December 31, 2020	-	-
Common stock, $.001 par value; 40,000,000 shares authorized at June 30, 2021 and December 31, 2020; 10,087,811 and 9,873,006 shares issued and outstanding and June 30, 2021 and December 31, 2020, respectively	10	10
Additional paid-in capital	145,378	144,296
Accumulated other comprehensive income	70	74
Accumulated deficit	(133,521)	(131,858)
Subtotal	11,937	12,522
Noncontrolling interest	3,054	3,051
Total stockholders’ equity	14,991	15,573
Total liabilities and equity	$17,991	$18,510

NEPHROS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2021	2020
Net revenues:
Product revenues	$2,196	$1,564
Royalty and other revenues	70	13
Total net revenues	2,266	1,577
Cost of goods sold	991	682
Gross margin	1,275	895
Gross margin %	56%	57%
Operating expenses:
Research and development	487	836
Depreciation and amortization	51	47
Selling, general and administrative	1,854	1,610
Change in fair value of contingent consideration	-	-
Total operating expenses	2,392	2,493
Loss from operations	(1,117)	(1,598)
Interest expense	(11)	(30)
Interest income	3	4
Other income (expense), net	(1)	(33)
Loss before income taxes	(1,126)	(1,657)
Income tax benefit	-	-
Net profit (loss)	(1,126)	(1,657)

Less: Deemed dividend attributable to noncontrolling interest	(60)	(60)

Net loss attributable to Nephros Inc	(1,186)	(1,717)

Net loss per common share, basic and diluted	$(0.12)	$(0.19)

Weighted average common shares outstanding, basic and diluted	9,943,026	8,986,134

Comprehensive loss:
Net Loss	(1,126)	(1,657)
Other comprehensive income(loss), foreign currency translation adjustments	2	1
Comprehensive loss	(1,124)	(1,656)
Comprehensive loss attirbutable to noncontrolling interest	(60)	(60)
Total comprehensive loss attributable to Nephros Inc shareholders	$(1,184)	$(1,716)